CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amended quarterly Report on Form 10-QSB/A of Mojo Shopping, Inc. for the quarter ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Amened quarterly Report on Form 10-QSB/A of Mojo Shopping, Inc. for the quarter ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Amended quarterly Report on Form 10-QSB/A for the quarter ended December 31, 2007, fairly presents in all material respects, the financial condition and results of operations of Mojo Shopping, Inc..

By:	/s/ Ivona Janieszewski

Name:	Ivona Janieszewski

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	May 6, 2008